UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 12, 2007
                                                         --------------

                               CHINA DIRECT, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                      0-26415                   13-3876100
   ------------------              -------------             ----------------
(State or other jurisdiction        (Commission                (IRS Employer
   of incorporation)                File Number)             Identification No.)


        5301 North Federal Highway, Suite 120, Boca Raton, Florida      33487
      ------------------------------------------------------------      ------
               (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (561) 989-9171

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2007, David Stein resigned as a member of the Board of Directors (the "Board") of China Direct, Inc. (the "Company"). Mr. Stein's resignation was not due to any disagreements with the Company, and Mr. Stein continues as the Company's Chief Operating Officer.

Effective April 15, 2007, the Company's Board, in accordance with the Company's bylaws, has appointed Messrs. David Barnes,Victor Hollander, and Sheldon Steiner, (the "Independent Directors") to join the Board as independent directors and hold office until the next annual meeting of stockholders and until their successors are duly elected and qulaified, or until their earlier death, resignation or removal.

David Barnes, CPA, brings over 40 years experience working with both public and private companies. He has served as CFO of several publicly traded companies including, American United Global, Inc., Legend Foods, Inc., Lifetime Corporation, and Beefsteak Charlie's, Inc. He is well versed in the Sarbanes-Oxley Act of 2002 and has hands on experience with mergers and acquisitions. Mr. Barnes began his career as an auditor for the accounting firm of Laventhol & Horwath and is a graduate of C.W. Post College. Mr. Barnes is expected to serve on the Compensation Committee and Chair the Audit Committee.

Victor Hollander, CPA has over 50 years experience working with both public and private companies. Mr. Hollander began his career in public accounting in 1954 and has specialized in securities and M&A since 1961. Since 1990 he has been a Managing Director of the West Coast Group of Weinberg and Company, which he merged into from his own practicing firm of Hollander, Gilbert and Company. He has been a partner at the firm of Brout & Company and Lester Witte. He has served on the Securities, Ethics and Accounting and Auditing Committees of various organizations, including the American Institute of Certified Public Accountants and California State Society of Certified Public Accountants. He is a graduate of the University of Illinois and University of California Los Angeles and, after completion of his military service, he graduated from California State University at Los Angeles with a Bachelor of Arts degree in Accounting. Mr. Hollander is expected to serve on both the Audit and Compensation Committees.

Sheldon Steiner has 52 years of both public and private accounting experience. Mr. Steiner served as managing director of RSM McGladrey and was a co-founder and principal of Millward & Co. CPAs. He currently serves as a Senior Vice President at Valley Bank in south Florida and is a member of the Fort Lauderdale Chamber of Commerce Trustees and the Broward Economic Development Council. He is a graduate of the City College of New York. Mr. Steiner is expected to serve on the Audit Committee and Chair the Compensation Committee.

The Independent Directors shall receive an annual retainer of sixteen thousand ($16,000) dollars and $750 for each day of Board or Committee meetings they attend in-person.

Additionally, the Board granted each Independent Director a stock option to purchase 25,000 shares of the Company's common stock at a per share exercise price of $3.00. These options shall vest on January 15, 2008 and have a term of three years from the vesting date.

On April 16, 2007, the Company issued a press release announcing the appointment of the Independent Directors. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated by reference herein.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

99.1     Press Release dated April 16, 2007.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 16, 2007


                             CHINA DIRECT, INC.

                               By: /s/ David Stein
                               --------------------------
                               David Stein
                               Chief Operating Officer